Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LeCroy Corporation:

We consent to the use of our reports dated September 9, 2008, with respect to the consolidated balance sheets of LeCroy Corporation and subsidiaries as of June 28, 2008 and June 30, 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 28, 2008, June 30, 2007, and July 1, 2006, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 28, 2008, which reports appear in the June 28, 2008 annual report on Form 10-K of LeCroy Corporation incorporated herein by reference.

Our report on the consolidated financial statements dated September 9, 2008 refers to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”, effective July 1, 2007.

/s/ KPMG LLP

Short Hills, New Jersey

November 11, 2008